Exhibit 4

Appendix 3Y

Change of Director’s Interest Notice

Rule 3.19A.2

Appendix 3Y

Change of Director’s Interest Notice

Information or documents not available now must be given to ASX as soon as available. Information and documents given to ASX become ASX’s property and may be made public.

Introduced 30/9/2001.

Name of entity	Rinker Group Limited
ABN	53 003 433 118

We (the entity) give ASX the following information under listing rule 3.19A.2 and as agent for the director for the purposes of section 205G of the Corporations Act.

Name of Director	Marshall McAllister Criser

Date of last notice	19 May 2005

Part 1 - Change of director’s relevant interests in securities

In the case of a trust, this includes interests in the trust made available by the responsible entity of the trust

Note: In the case of a company, interests which come within paragraph (i) of the definition of “notifiable interest of a director” should be disclosed in this part.

Direct or indirect interest	Indirect

Nature of indirect interest (including registered holder) Note: Provide details of the circumstances giving rise to the relevant interest.	(1) Marshall & Paula Criser Joint Living Trust (2) Marshall M Criser Individual Retirement A/c (3) Marshall Criser Profit Sharing Plan (Mr Criser’s interests are as a beneficiary)

Date of change	31 May 2005 (US time)

No. of securities held prior to change	2,000 held personally (direct interest)* 32,000 held under Marshall & Paula Criser Joint Living Trust

*unchanged

Class	Ordinary

Number acquired	(1) (2) (3)	5,000 (1,000 ADRs) 1,500 (300 ADRs) 1,000 (200 ADRs)

Number disposed	—

+ See chapter 19 for defined terms.

Value/Consideration	(1)	US$46,720
Note: If consideration is non-cash, provide details and estimated valuation	(2) (3)	US$14,016 US$9,344

No. of securities held after change	2,000 held personally (direct interest)*
37,000 held under Marshall & Paula Criser Joint Living Trust
1,500 held under Marshall M Criser Individual Retirement A/c
1,000 held under Marshall Criser Profit Sharing Plan

*unchanged

Nature of change	On market trade (on NYSE)
Example: on market trade, off-market trade, exercise of options, issue of securities under dividend reinvestment plan, participation in buy-back

Part 2 – Change of director’s interests in contracts

Note: In the case of a company, interests which come within paragraph (ii) of the definition of “notifiable interest of a director” should be disclosed in this part.

Detail of contract	n/a

Nature of interest	—

Name of registered holder (if issued securities)	—

Date of change	—

No. and class of securities to which interest related prior to change Note: Details are only required for a contract in relation to which the interest has changed	—

Interest acquired

Interest disposed

Value/Consideration Note: If consideration is non-cash, provide details and an estimated valuation	—

Interest after change	—

+ See chapter 19 for defined terms.